Exhibit 10.19

ARRANGEMENT FOR REIMBURSEMENT OF EXPENSES IN RESPECT OF

BUILDING WORKS AT SDOT YAM

Made and entered into on the 4th day of January 2012

Between:	SDOT YAM AGRICULTURAL COOPERATIVE SOCIETY LTD.
Pvte. Co. 57-0003509
of Kibbutz Sdot Yam
(“the Kibbutz”)

of the one part;

And:	CAESARSTONE SDOT YAM LTD.
Pvte. Co. 51-1439507
of Kibbutz Sdot Yam
(“the Company”)

of the other part;

WHEREAS:	The Company holds a right of use of land at Sdot Yam and in the buildings which stand on the land (hereinafter: “the Land”), pursuant to a license agreement dated January 1, 2001 which was amended on December 25, 2006, and which would be replaced by a license agreement dated June 20, 2011 (hereinafter: “the 2011 License Agreement”) if a public offering of the Company’s shares were to be completed by December 31, 2012 (“Completion of the Public Offering”); and

WHEREAS:	The Land, as same stood on July 20, 2011 (in relation to which the right of license was regulated pursuant to the 2011 License Agreement, including payments of user fees), also contains building construction which was performed for purposes of the MBD project and an asphalt-laying project in the area for storage of gondolas (“the MBD Project” and “the Gondolas Project” respectively); and

WHEREAS:	The user fees which the Company pays the Kibbutz as at the year 2011 for the Land also includes user fees for the MBD Project and for the Gondolas Project; and

WHEREAS:	Further to the agreements between the parties, the parties wish to regulate between themselves the refund of expenses the Company had in connection with constructing the envelope for the MBD Project and the Gondolas Project;

Now therefore it is agreed, stipulated and declared by the parties as follows:

1.

It is hereby agreed between the parties that the amount of the expenses which the Kibbutz is obliged to refund to the Company in respect of the MBD Project is a sum of NIS 725,006 (“the MBD Expenses”). It is agreed that the MBD Expenses will be refunded by the

Kibbutz to the Company by way of a set-off against the user fees which the Company will pay the Kibbutz in respect of the Land, as same shall apply from time to time in accordance with the agreements between the parties, with this being in a sum of NIS 82,901 per annum over a period of 8.75 years commencing from January 1, 2012.

2.	It is hereby agreed between the parties that the amount of the expenses in connection with the Gondolas Project which the Kibbutz is obliged to repay to the Company is a sum of NIS 172,000 (“the Gondolas Expenses”). It is agreed that the Gondolas Expenses will be repaid to the Company by the Kibbutz by way of a set-off against the user fees which the Company will pay the Kibbutz in respect of the Land, as same may apply from time to time in accordance with the agreements between the parties, over a period of 4 years commencing from January 1, 2012, with this being in a sum of NIS 43,000 per annum.

3.	It is clarified that if there is a contradiction between this arrangement and the provisions of Clauses 10.1 and/or 14.3 of the 2011 License Agreement (to the extent that the 2011 License Agreement comes into force), the provisions of this arrangement shall take precedence and shall prevail.

4.	It is agreed between the parties that this arrangement is binding on the parties from the date of the signing hereof by them, without any condition precedent, including completion of the public offering.

In witness whereof the parties have hereunto signed:

Sdot Yam Cooperative Agricultural Society Ltd.	CaesarStone Sdot Yam Ltd.

Signature: Kibbutz Sdot Yam Farm ( - ) ( - )	Signature: ( - ) ( - )

By: Marcella Shani and Eitan Shachar	By: Yair Orbon / Yossi Shiran

Position: Treasurer + Farm Manager	Position: CFO CEO

Date: December 31, 2011	Date: January 25, 2012

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